Exhibit 32.1
CERTIFICATIONS PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
Each of the undersigned hereby certifies, in his/her capacity as an officer of The Corporate Executive Board Company (the “Company”), for purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:
•	The Quarterly Report on Form 10-Q of the Company for the quarterly period ended September 30, 2009 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

•	The information contained in such Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Thomas L. Monahan III Thomas L. Monahan III
Chairman of the Board of Directors and Chief Executive Officer
November 9, 2009

/s/ Richard S. Lindahl Richard S. Lindahl
Chief Financial Officer
November 9, 2009